Exhibit 99.1

The Men’s Wearhouse, Inc.

News Release	For Immediate Release
MEN’S WEARHOUSE FOUNDER AND CEO
RECUPERATING FROM SUCCESSFUL SURGERY
HOUSTON — September 7, 2005 — Men’s Wearhouse (NYSE: MW) today announced that George Zimmer, its founder and chief executive officer, has been released from the hospital after undergoing successful surgery which addressed an infected abdominal aortic graft. Once Mr. Zimmer has recuperated from the procedure, he will return to his daily responsibilities at Men’s Wearhouse.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 713 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company’s annual report on Form 10-K for the year ended January 29, 2005 and Form 10-Q for the quarter ended April 30, 2005.
For additional information on Men’s Wearhouse, please visit the Company’s website at www.menswearhouse.com.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600
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